Exhibit 99.1

Dell Reports Fourth Quarter, Full Fiscal Year Financial Results

  Revenue of $14.3 billion in fourth quarter, $56.9 billion for the year
  GAAP earnings of $0.30 per share in quarter, $1.35 per share for full year; non-GAAP earnings of $0.40 per share in quarter and $1.72 per share for full year
  Cash flow from operations of $1.4 billion; $3.3 billion for fiscal year

ROUND ROCK, Texas--(BUSINESS WIRE)--February 19, 2013--Dell announced fiscal 2013 fourth quarter and full-year results today, with revenue of $14.3 billion for the quarter and $56.9 billion for the year. Revenue from enterprise solutions and services grew 6 percent in the quarter to $5.2 billion and was $19.4 billion, or 34 percent of Dell revenue for the fiscal year, a 4 percent gain over fiscal year 2012.

“We continued to execute our long-term strategy in Q4, and realized a 6 percent increase in our enterprise solutions and services business,” said Brian Gladden, Dell CFO. “We also continued to generate strong cash flow from operations of $1.4 billion in the quarter. Our strong balance sheet and cash position enabled the company to invest almost $5 billion in new capabilities and intellectual property this fiscal year, including great assets like Quest, SonicWall, Wyse and AppAssure.”

Results

  Revenue in the quarter was $14.3 billion, an 11 percent decrease from the previous year, and a 4 percent increase sequentially. Revenue for the 2013 fiscal year was $56.9 billion, an 8 percent decrease. Dell’s fiscal year 2012 had an extra week, which was incorporated into the company’s Q4 results.
  GAAP operating income for the quarter was $698 million, or 4.9 percent of revenue. Non-GAAP operating income was $954 million, or 6.7 percent of revenue. Gross margins for the quarter benefitted by approximately $250 million, primarily resulting from vendor settlements. For the fiscal year, GAAP operating income was $3 billion and non-GAAP operating income was $4 billion.
  GAAP earnings per share in the quarter was 30 cents, down 30 percent from the previous year; non-GAAP EPS was 40 cents, down 22 percent. For the fiscal year, GAAP EPS was $1.35, down 28 percent year over year and non-GAAP EPS was $1.72, down 19 percent.
  Cash flow from operations in the quarter was $1.4 billion, and Dell ended Q4 with $15.3 billion in cash and investments. Full-year cash flow from operations was $3.3 billion.

Fiscal-Year 2013 Fourth Quarter and Full Year Highlights

	Fourth Quarter			Fiscal Year
(in millions)	FY13	FY12	Change	FY13	FY12	Change
Revenue	$14,314	$16,031	(11%)	$56,940	$62,071	(8%)

Operating Income (GAAP)	$698	$931	(25%)	$3,012	$4,431	(32%)
Net Income (GAAP)	$530	$764	(31%)	$2,372	$3,492	(32%)
EPS (GAAP)	$0.30	$0.43	(30%)	$1.35	$1.88	(28%)

Operating Income (non-GAAP)	$954	$1,143	(17%)	$3,973	$5,135	(23%)
Net Income (non-GAAP)	$702	$913	(23%)	$3,017	$3,952	(24%)
EPS (non-GAAP)	$0.40	$0.51	(22%)	$1.72	$2.13	(19%)

Information about Dell’s use of non-GAAP financial information is provided under “Non-GAAP Financial Measures” below. Non-GAAP financial information excludes costs related primarily to the amortization of purchased intangibles, severance and facility-action costs, certain settlement costs and acquisition-related charges. All comparisons in this press release are year over year unless otherwise noted.

Products and Solutions:

  Dell server revenue increased 5 percent driven by strong growth in the company’s hyper-scale data center solutions business and migration to the company’s 12th-generation servers. The 12G-server line now represents almost 80 percent of Dell PowerEdge server revenue at average selling prices and margins that are a premium over previous-generation servers.
  Dell networking continued to deliver strong growth, with a 42 percent revenue increase, including more than 100 percent growth in the company’s Force10 business.
  Dell Quest software delivered revenue over the company’s stated target of $180-$200 million for the quarter. The company’s security software business also grew sequentially.
  Dell desktop and mobility business revenue declined 20 percent and was up 3 percent sequentially.

Business Units and Regions:

  Large Enterprise had revenue of $4.7 billion in the quarter, a 7 percent decrease. Operating income for the quarter was $393 million, a 16 percent decrease. Server and networking revenue increased 25 percent and ES&S business grew 10 percent. Revenue for the full year was $17.8 billion, down 5 percent from the previous year.
  Public revenue was $3.5 billion, a 9 percent decrease. Operating income for the quarter was $236 million, a 25 percent decrease. Servers and networking revenue grew 11 percent. Revenue for the full year was $14.8 billion, down 8 percent from the previous year.
  Small and Medium Business revenue was $3.4 billion, a 5 percent decrease. Operating income for the quarter was $385 million, a 4 percent decrease. SMB enterprise solutions and services sales increased 9 percent for the quarter, driven by servers and networking growth of 13 percent and services revenue growth of 17 percent. Revenue for the full year was $13.4 billion, down 1 percent from the previous year.
  Consumer revenue was $2.8 billion, a 24 percent decline for the quarter. Operating income was $8 million, an 87 percent decrease. Revenue for the full year was $10.9 billion, down 20 percent from the previous year.
  EMEA revenue decreased 14 percent in the quarter, Americas was down 10 percent, and Asia-Pacific and Japan declined 9 percent.

Company Outlook:

Given the company’s announcement Feb. 5 of a definitive merger agreement to take Dell private, the company is not providing an outlook for its fiscal 2014 or Q1.

About Dell

Dell Inc.(NASDAQ: DELL) listens to customers and delivers worldwide innovative technology, business solutions and services they trust and value. For more information, visit www.dell.com. The fourth-quarter analyst call with Brian Gladden, CFO, and Tom Sweet, Corporate Controller, will be webcast live today at 4 p.m. CST and archived at www.dell.com/investor. To monitor highlighted facts from the analyst call, follow on the Dell Investor Relations Twitter account at: http://twitter.com/dellshares or hashtag #DellEarnings. To communicate directly with Dell, go to www.dell.com/dellshares.

Segment Realignment:

In the first quarter of Fiscal 2013, Dell made certain segment realignments in order to conform to the way Dell internally manages segment performance. These realignments affected all of Dell's operating segments, but primarily consisted of the transfer of small office business customers from the Small and Medium Business segment to the Consumer Segment. Dell has recast prior period amounts to provide visibility and comparability. None of these changes impacts Dell's previously reported consolidated net revenue, gross margin, operating income, net income, or earnings per share.

Non-GAAP Financial Measures:

This press release includes information about non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per share (collectively with non-GAAP gross margin and non-GAAP operating expenses, the “non-GAAP financial measures”), which are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. In the following tables, Dell has provided a reconciliation of each historical non-GAAP financial measure to the most directly comparable GAAP financial measure under the heading “Reconciliation of Non-GAAP Financial Measures.” Dell encourages investors to review the reconciliation in conjunction with Dell’s presentation of these non-GAAP financial measures.

Special Note on Forward Looking Statements:

Statements in this press release that relate to future results and events (including statements about trends relating to macroeconomic challenges, effects of our server business, and government demand) are forward-looking statements and are based on Dell's current expectations. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “confidence,” “may,” “plan,” “potential,” “should,” “will” and “would,” or similar expressions. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors, including: intense competition; Dell’s reliance on third-party suppliers for product components, including reliance on several single-sourced or limited-sourced suppliers; Dell’s ability to achieve favorable pricing from its vendors; weak global economic conditions and instability in financial markets; Dell’s ability to manage effectively the change involved in implementing strategic initiatives; successful implementation of Dell’s acquisition strategy; Dell’s cost-efficiency measures; Dell’s ability to effectively manage periodic product and services transitions; Dell’s ability to deliver consistent quality products and services; Dell’s ability to generate substantial non-U.S. net revenue; Dell’s product, customer, and geographic sales mix, and seasonal sales trends; the performance of Dell’s sales channel partners; access to the capital markets by Dell or its customers; weak economic conditions and additional regulation affecting our financial services activities; counterparty default; customer terminations of or pricing changes in services contracts, or Dell’s failure to perform as it anticipates at the time it enters into services contracts; loss of government contracts; Dell’s ability to obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; infrastructure disruptions; cyber-attacks or other data security breaches; Dell’s ability to hedge effectively its exposure to fluctuations in foreign currency exchange rates and interest rates; expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other compliance matters; impairment of portfolio investments; unfavorable results of legal proceedings; Dell’s ability to attract, retain, and motivate key personnel; Dell’s ability to maintain strong internal controls; changing environmental and safety laws; the effect of armed hostilities, terrorism, natural disasters, and public health issues; and other risks and uncertainties discussed in Dell’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended February 3, 2012. Factors or risks that could cause our actual results to differ materially from the results we anticipate also include: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally. Dell assumes no obligation to update its forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. These materials do not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://content.dell.com/us/en/corp/investor-financial-reporting.aspx or by directing a request to: Dell Inc. One Dell Way, Round Rock, Texas 78682, Attn: Investor Relations, (512) 728-7800, investor_relations@dell.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended February 3, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on May 24, 2012.

Consolidated statements of income, financial position and cash flows and other financial data follow.

Dell is a trademark of Dell Inc. Dell disclaims any proprietary interest in the marks and names of others.

DELL INC.
Condensed Consolidated Statement of Income and Related Financial Highlights
(in millions, except per share data and percentages; percentage growth rates and ratios are calculated based on underlying data in thousands)
(unaudited)

	Three Months Ended			% Growth Rates
	February 1, 2013(1)	November 2, 2012 (1)	February 3, 2012	Sequential	Yr. to Yr.
Net revenue
Products	$11,212	$10,706	$12,925	5%	(13)%
Services, including software related	3,102	3,015	3,106	3%	—%
Total net revenue	14,314	13,721	16,031	4%	(11)%
Cost of net revenue
Products	9,169	8,904	10,521	3%	(13)%
Services, including software related	2,036	1,945	2,125	5%	(4)%
Total cost of net revenue	11,205	10,849	12,646	3%	(11)%
Gross margin	3,109	2,872	3,385	8%	(8)%
Operating expenses
Selling, general, and administrative	2,104	2,013	2,218	5%	(5)%
Research, development, and engineering	307	270	236	14%	30%
Total operating expenses	2,411	2,283	2,454	6%	(2)%
Operating income	698	589	931	19%	(25)%
Interest and other, net	(38)	(38)	(24)	(2)%	(59)%
Income before income taxes	660	551	907	20%	(27)%
Income tax provision	130	76	143	70%	(9)%
Net income	$530	$475	$764	12%	(31)%
Earnings per share:
Basic	$0.30	$0.27	$0.43	11%	(30)%
Diluted	$0.30	$0.27	$0.43	11%	(30)%
Cash dividends declared per common share	$0.08	$0.08	$—

Weighted average shares outstanding:
Basic	1,738	1,735	1,778	—%	(2)%
Diluted	1,748	1,742	1,796	—%	(3)%

Percentage of Total Net Revenue:
Gross margin	21.7%	20.9%	21.1%
Selling, general, and administrative	14.7%	14.7%	13.8%
Research, development, and engineering	2.1%	1.9%	1.5%
Operating expenses	16.8%	16.6%	15.3%
Operating income	4.9%	4.3%	5.8%
Income before income taxes	4.6%	4.0%	5.7%
Net income	3.7%	3.5%	4.8%
Income tax rate	19.7%	13.8%	15.8%

Net Revenue by Product Category:
Servers and Networking (1)	$2,623	$2,322	$2,220	13%	18%
Storage	434	386	500	12%	(13)%
Services	2,112	2,107	2,179	—%	(3)%
Third-party software and peripherals	2,275	2,258	2,558	1%	(11)%
Mobility	3,674	3,523	4,877	4%	(25)%
Desktop PCs	3,196	3,125	3,697	2%	(14)%
Consolidated net revenue	$14,314	$13,721	$16,031	4%	(11)%

Percent of Total Net Revenue:
Servers and Networking (1)	18%	17%	14%
Storage	3%	3%	3%
Services	15%	15%	14%
Third-party software and peripherals	16%	16%	16%
Mobility	26%	26%	30%
Desktop PCs	22%	23%	23%

Net Revenue by Global Segment: (2)
Large Enterprise	$4,653	$4,156	$4,982	12%	(7)%
Public	3,473	3,824	3,833	(9)%	(9)%
Small and Medium Business	3,396	3,282	3,560	3%	(5)%
Consumer	2,792	2,459	3,656	14%	(24)%
Consolidated net revenue	$14,314	$13,721	$16,031	4%	(11)%

Percentage of Total Net Revenue: (2)
Large Enterprise	33%	30%	31%
Public	24%	28%	24%
Small and Medium Business	24%	24%	22%
Consumer	19%	18%	23%

Consolidated Operating Income: (2)
Large Enterprise	$393	$325	$467
Public	236	352	312
Small and Medium Business	385	349	399
Consumer	8	(65)	61
Segment operating income	1,022	961	1,239
Broad based long-term incentives	(68)	(75)	(96)
Amortization of intangible assets	(188)	(165)	(104)
Severance and facility actions and acquisition-related costs	(68)	(132)	(108)
Consolidated operating income	$698	$589	$931

(1) Includes the results of Dell's Fiscal 2013 acquisitions from their respective acquisition dates. Servers and Networking includes our Fiscal 2013 Software acquisitions (Quest Software, SonicWALL, and AppAssure).

(2) Segment Results for Fiscal 2012 have been recast to conform to segment realignments that were completed during the first quarter of Fiscal 2013. See Supplemental Segment Information at the end of these financial tables for more information.

DELL INC.
Condensed Consolidated Statement of Income and Related Financial Highlights (continued)
(in millions, except per share data and percentages; percentage growth rates and ratios are calculated based on underlying data in thousands)
(unaudited)

	Fiscal Year Ended		% Growth Rates
	February 1, 2013 (1)	February 3, 2012	Yr. to Yr.
Net revenue
Products	$44,744	$49,906	(10)%
Services, including software related	12,196	12,165	—%
Total net revenue	56,940	62,071	(8)%
Cost of net revenue
Products	36,683	39,689	(8)%
Services, including software related	8,071	8,571	(6)%
Total cost of net revenue	44,754	48,260	(7)%
Gross margin	12,186	13,811	(12)%
Operating expenses
Selling, general, and administrative	8,102	8,524	(5)%
Research, development, and engineering	1,072	856	25%
Total operating expenses	9,174	9,380	(2)%
Operating income	3,012	4,431	(32)%
Interest and other, net	(171)	(191)	10%
Income before income taxes	2,841	4,240	(33)%
Income tax provision	469	748	(37)%
Net income	$2,372	$3,492	(32)%
Earnings per share:
Basic	$1.36	$1.90	(28)%
Diluted	$1.35	$1.88	(28)%
Cash dividends declared per common share	$0.16	$—

Weighted average shares outstanding:
Basic	1,745	1,838	(5)%
Diluted	1,755	1,853	(5)%

Percentage of Total Net Revenue:
Gross margin	21.4%	22.3%
Selling, general, and administrative	14.2%	13.7%
Research, development, and engineering	1.9%	1.5%
Operating expenses	16.1%	15.2%
Operating income	5.3%	7.1%
Income before income taxes	5.0%	6.8%
Net income	4.2%	5.6%
Income tax rate	16.5%	17.6%

Net Revenue by Product Category:
Servers and Networking (1)	$9,294	$8,336	11%
Storage	1,699	1,943	(13)%
Services	8,396	8,322	1%
Third-party software and peripherals	9,257	10,222	(9)%
Mobility	15,303	19,104	(20)%
Desktop PCs	12,991	14,144	(8)%
Consolidated net revenue	$56,940	$62,071	(8)%

Percent of Total Net Revenue:
Servers and Networking (1)	16%	13%
Storage	3%	3%
Services	15%	13%
Third-party software and peripherals	16%	17%
Mobility	27%	31%
Desktop PCs	23%	23%

Net Revenue by Global Segment: (2)
Large Enterprise	$17,781	$18,786	(5)%
Public	14,828	16,070	(8)%
Small and Medium Business	13,413	13,547	(1)%
Consumer	10,918	13,668	(20)%
Consolidated net revenue	$56,940	$62,071	(8)%

Percentage of Total Net Revenue: (2)
Large Enterprise	31%	30%
Public	26%	26%
Small and Medium Business	24%	22%
Consumer	19%	22%

Consolidated Operating Income: (2)
Large Enterprise	$1,553	$1,889
Public	1,238	1,584
Small and Medium Business	1,505	1,581
Consumer	(11)	433
Segment operating income	4,285	5,487
Broad based long-term incentives	(312)	(352)
Amortization of intangible assets	(613)	(391)
Severance and facility actions and acquisition-related costs	(348)	(313)
Consolidated operating income	$3,012	$4,431

(1) Includes the results of Dell's Fiscal 2013 acquisitions from their respective acquisition dates. Servers and Networking includes our Fiscal 2013 Software acquisitions (Quest Software, SonicWALL, and AppAssure).

(2) Segment Results for Fiscal 2012 have been recast to conform to segment realignments that were completed during the first quarter of Fiscal 2013. See Supplemental Segment Information at the end of these financial tables for more information.

DELL INC.
Condensed Consolidated Statement of Financial Position and Related Financial Highlights
(in millions, except for ratios; ratios are calculated based on underlying data in thousands)
(unaudited)

	February 1, 2013	November 2, 2012 (1)	February 3, 2012 (1)
Assets:
Current assets:
Cash and cash equivalents	$12,569	$10,991	$13,852
Short-term investments	208	281	966
Accounts receivable, net	6,629	6,187	6,476
Short-term financing receivables, net	3,213	3,151	3,327
Inventories, net	1,382	1,364	1,404
Other current assets	3,967	3,688	3,423
Total current assets	27,968	25,662	29,448
Property, plant, and equipment, net	2,126	2,156	2,124
Long-term investments	2,565	2,908	3,404
Long-term financing receivables, net	1,349	1,354	1,372
Goodwill	9,304	9,191	5,838
Purchased intangible assets, net	3,374	3,511	1,857
Other non-current assets	854	664	490
Total assets	$47,540	$45,446	$44,533

Liabilities and Stockholders' Equity:
Current liabilities:
Short-term debt	$3,843	$3,724	$2,867
Accounts payable	11,579	10,556	11,656
Accrued and other	3,644	3,324	3,740
Short-term deferred revenue	4,373	4,207	3,738
Total current liabilities	23,439	21,811	22,001
Long-term debt	5,242	5,310	6,387
Long-term deferred revenue	3,971	3,963	3,855
Other non-current liabilities	4,187	4,164	3,373
Total liabilities	36,839	35,248	35,616
Total Dell stockholders' equity	10,680	10,177	8,917
Noncontrolling interest	21	21	—
Total stockholders' equity	10,701	10,198	8,917
Total liabilities and equity	$47,540	$45,446	$44,533

Ratios:
Days of sales outstanding (2)	46	45	42
Days supply in inventory	11	11	11
Days in accounts payable	(93)	(88)	(89)
Cash conversion cycle	(36)	(32)	(36)

Average total revenue/unit (approximate)	1,390	$1,410	$1,330

(1) Certain prior year amounts have been reclassified from accrued and other liabilities and other non-current liabilities on the Condensed Consolidated Statements of Financial Position to short-term deferred revenue and long-term deferred revenue, respectively, to conform to the current year presentation.

(2) Days of sales outstanding ("DSO") is based on the ending net trade receivables and most recent quarterly revenue for each period. DSO includes the effect of product costs related to customer shipments not yet recognized as revenue that are classified as other current assets. At February 1, 2013, November 2, 2012, and February 3, 2012, DSO and days of customer shipments not yet recognized were 42 and 4 days, 41 and 4 days, and 39 and 3 days, respectively.

DELL INC.
Condensed Consolidated Statements of Cash Flows
(in millions, unaudited)

	Three Months Ended		Fiscal Year Ended
	February 1, 2013	February 3, 2012 (1)	February 1, 2013	February 3, 2012 (1)
Cash flows from operating activities:
Net income	$530	$764	$2,372	$3,492
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	321	249	1,144	936
Stock-based compensation	71	101	347	362
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	3	14	18	(5)
Deferred income taxes	(321)	110	(428)	19
Provision for doubtful accounts — including financing receivables	73	67	258	234
Other	(3)	(25)	19	21
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(444)	137	(150)	(53)
Financing receivables	(142)	(210)	(193)	(372)
Inventories	(19)	(6)	48	(52)
Other assets	—	(251)	(334)	(28)
Accounts payable	1,030	558	(74)	327
Deferred revenue	192	190	382	701
Accrued and other liabilities	150	139	(126)	(55)
Change in cash from operating activities	1,441	1,837	3,283	5,527
Cash flows from investing activities:
Investments:
Purchases	(784)	(2,237)	(2,615)	(4,656)
Maturities and sales	1,198	579	4,354	1,435
Capital expenditures	(130)	(165)	(513)	(675)
Proceeds from sale of facilities, land, and other assets	54	2	135	14
Collections on purchased financing receivables	31	74	167	278
Acquisition of business, net of cash received	(136)	2	(4,844)	(2,562)
Change in cash from investing activities	233	(1,745)	(3,316)	(6,166)
Cash flows from financing activities:
Repurchase of common stock	—	(537)	(724)	(2,717)
Cash dividends paid	(139)	—	(278)	—
Issuance of common stock under employee plans	3	6	52	40
Issuance (repayment) of commercial paper (maturity 90 days or less), net	(39)	635	(331)	635
Proceeds from debt	521	733	3,311	4,050
Repayments of debt	(426)	(380)	(3,248)	(1,435)
Other	—	1	8	4
Change in cash from financing activities	(80)	458	(1,210)	577
Effect of exchange rate changes on cash and cash equivalents	(16)	9	(40)	1
Change in cash and cash equivalents	1,578	559	(1,283)	(61)
Cash and cash equivalents at beginning of the period	10,991	13,293	13,852	13,913
Cash and cash equivalents at end of the period	$12,569	$13,852	$12,569	$13,852

(1) Certain prior year amounts have been reclassified from accrued and other liabilities and other non-current liabilities on the Condensed Consolidated Statements of Financial Position to short-term deferred revenue and long-term deferred revenue, respectively, to conform to the current year presentation. Prior period amounts on the Condensed Consolidated Statements of Cash Flows have been reclassified to conform to the current period presentation.

SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

The following tables include information about non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per share (collectively, the “non-GAAP financial measures”), which are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. Dell has provided a reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures in the below tables. A detailed discussion of Dell's reasons for including the non-GAAP financial measures and the limitations associated with those measures is presented in "Management's Discussion and Analysis of Financial Condition and Results of Operations - Results of Operations - Non-GAAP Financial Measures" in Dell's annual report on Form 10-K for the financial year ended February 3, 2012. Dell encourages investors to review the historical reconciliation and the non-GAAP discussion in conjunction with the presentation of non-GAAP financial measures.

DELL INC.
Reconciliation of Non-GAAP Financial Measures
(in millions, except per share data and percentages; percentage growth rates and ratios are calculated based on underlying data in thousands)
(unaudited)

	Three Months Ended			% Growth Rates
	February 1, 2013 (1)	November 2, 2012 (1)	February 3, 2012	Sequential	Yr. to Yr.
GAAP gross margin	$3,109	$2,872	$3,385	8%	(8)%
Non-GAAP adjustments:
Amortization of intangibles	138	120	83
Severance and facility actions and acquisition-related costs	11	21	15
Non-GAAP gross margin	$3,258	$3,013	$3,483	8%	(6)%

GAAP operating expenses	$2,411	$2,283	$2,454	6%	(2)%
Non-GAAP adjustments:
Amortization of intangibles	(50)	(45)	(21)
Severance and facility actions and acquisition-related costs	(57)	(111)	(93)
Non-GAAP operating expenses	$2,304	$2,127	$2,340	8%	(2)%

GAAP operating income	$698	$589	$931	19%	(25)%
Non-GAAP adjustments:
Amortization of intangibles	188	165	104
Severance and facility actions and acquisition-related costs	68	132	108
Non-GAAP operating income	$954	$886	$1,143	8%	(17)%

GAAP net income	$530	$475	$764	12%	(31)%
Non-GAAP adjustments:
Amortization of intangibles	188	165	104
Severance and facility actions and acquisition-related costs	68	132	108
Aggregate adjustment for income taxes	(84)	(93)	(63)
Non-GAAP net income	$702	$679	$913	3%	(23)%

GAAP earnings per share - diluted	$0.30	$0.27	$0.43	11%	(30)%
Non-GAAP adjustments per share - diluted	0.10	0.12	0.08
Non-GAAP earnings per share - diluted	$0.40	$0.39	$0.51	3%	(22)%

Diluted WAS	1,748	1,742	1,796

Percentage of Total Net Revenue:
GAAP gross margin	21.7%	20.9%	21.1%
Non-GAAP adjustment	1.1%	1.1%	0.6%
Non-GAAP gross margin	22.8%	22.0%	21.7%

GAAP operating expenses	16.8%	16.6%	15.3%
Non-GAAP adjustment	(0.7)%	(1.1)%	(0.7)%
Non-GAAP operating expenses	16.1%	15.5%	14.6%

GAAP operating income	4.9%	4.3%	5.8%
Non-GAAP adjustment	1.8%	2.2%	1.3%
Non-GAAP operating income	6.7%	6.5%	7.1%

GAAP net income	3.7%	3.5%	4.8%
Non-GAAP adjustment	1.2%	1.4%	0.9%
Non-GAAP net income	4.9%	4.9%	5.7%

(1) Includes the results of Dell's Fiscal 2013 acquisitions from their respective acquisition dates.

DELL INC.
Reconciliation of Non-GAAP Financial Measures
(in millions, except per share data and percentages; percentage growth rates and ratios are calculated based on underlying data in thousands)
(unaudited)

	Fiscal Year Ended		% Growth Rates
	February 1, 2013 (1)	February 3, 2012	Yr. to Yr.
GAAP gross margin	$12,186	$13,811	(12)%
Non-GAAP adjustments:
Amortization of intangibles	455	305
Severance and facility actions and acquisition-related costs	67	49
Non-GAAP gross margin	$12,708	$14,165	(10)%

GAAP operating expenses	$9,174	$9,380	(2)%
Non-GAAP adjustments:
Amortization of intangibles	(158)	(86)
Severance and facility actions and acquisition-related costs	(281)	(264)
Non-GAAP operating expenses	$8,735	$9,030	(3)%

GAAP operating income	$3,012	$4,431	(32)%
Non-GAAP adjustments:
Amortization of intangibles	613	391
Severance and facility actions and acquisition-related costs	348	313
Non-GAAP operating income	$3,973	$5,135	(23)%

GAAP net income	$2,372	$3,492	(32)%
Non-GAAP adjustments:
Amortization of intangibles	613	391
Severance and facility actions and acquisition-related costs	348	313
Aggregate adjustment for income taxes	(316)	(244)
Non-GAAP net income	$3,017	$3,952	(24)%

GAAP earnings per share - diluted	$1.35	$1.88	(28)%
Non-GAAP adjustments per share - diluted	0.37	0.25
Non-GAAP earnings per share - diluted	$1.72	$2.13	(19)%

Diluted WAS	1,755	1,853

Percentage of Total Net Revenue:
GAAP gross margin	21.4%	22.3%
Non-GAAP adjustment	0.9%	0.5%
Non-GAAP gross margin	22.3%	22.8%

GAAP operating expenses	16.1%	15.2%
Non-GAAP adjustment	(0.8)%	(0.7)%
Non-GAAP operating expenses	15.3%	14.5%

GAAP operating income	5.3%	7.1%
Non-GAAP adjustment	1.7%	1.2%
Non-GAAP operating income	7.0%	8.3%

GAAP net income	4.2%	5.6%
Non-GAAP adjustment	1.1%	0.8%
Non-GAAP net income	5.3%	6.4%

(1) Includes the results of Dell's Fiscal 2013 acquisitions from their respective acquisition dates.

Dell Inc.
Supplemental Segment Information
Fiscal 2011
(in millions, unaudited)

	Three Months Ended												Fiscal Year Ended
	April 30, 2010			July 30, 2010			October 29, 2010			January 28, 2011			January 28, 2011
	As Reported	Recast	Variance	As Reported	Recast	Variance	As Reported	Recast	Variance	As Reported	Recast	Variance	As Reported	Recast	Variance
Net Revenue by Global Segment: (1)
Large Enterprise	$4,246	$4,341	$95	$4,549	$4,618	$69	$4,326	$4,389	$63	$4,692	$4,763	$71	$17,813	$18,111	$298
Public	3,856	3,708	(148)	4,580	4,467	(113)	4,442	4,340	(102)	3,973	3,862	(111)	16,851	16,377	(474)
Small and Medium Business	3,524	3,096	(428)	3,535	3,083	(452)	3,665	3,179	(486)	3,749	3,250	(499)	14,473	12,608	(1,865)
Consumer	3,248	3,729	481	2,870	3,366	496	2,961	3,486	525	3,278	3,817	539	12,357	14,398	2,041
Consolidated net revenue	$14,874	$14,874	$—	$15,534	$15,534	$—	$15,394	$15,394	$—	$15,692	$15,692	$—	$61,494	$61,494	$—

Percentage of Total Net Revenue: (1)
Large Enterprise	28%	29%	1%	29%	30%	1%	28%	28%	—	30%	30%	—	29%	29%	—
Public	26%	25%	-1%	30%	29%	-1%	29%	28%	-1%	25%	25%	—	27%	27%	—
Small and Medium Business	24%	21%	-3%	23%	20%	-3%	24%	21%	-3%	24%	21%	-3%	24%	21%	-3%
Consumer	22%	25%	3%	18%	21%	3%	19%	23%	4%	21%	24%	3%	20%	23%	3%

Consolidated Operating Income: (1)
Large Enterprise	$283	$293	$10	$288	$289	$1	$400	$398	$(2)	$502	$510	$8	$1,473	$1,490	$17
Public	298	280	(18)	369	363	(6)	451	450	(1)	366	353	(13)	1,484	1,446	(38)
Small and Medium Business	313	301	(12)	323	298	(25)	391	365	(26)	450	419	(31)	1,477	1,383	(94)
Consumer	17	37	20	(21)	9	30	—	29	29	69	105	36	65	180	115
Segment operating income	$911	$911	$—	$959	$959	$—	$1,242	$1,242	$—	$1,387	$1,387	$—	$4,499	$4,499	$—

(1) In the first quarter of Fiscal 2013, Dell made certain segment realignments in order to conform to the way Dell now internally manages segment performance. These realignments affected all of Dell's operating segments, but primarily consisted of the transfer of small office business customers from the Small and Medium Business segment to the Consumer Segment. Dell has recast prior period amounts to provide visibility and comparability. None of these changes impacts Dell's previously reported consolidated net revenue, gross margin, operating income, net income, or earnings per share.

Dell Inc.
Supplemental Segment Information
Fiscal 2012
(in millions, unaudited)

	Three Months Ended												Fiscal Year Ended
	April 29, 2011			July 29, 2011			October 28, 2011			February 3, 2012			February 3, 2012
	As Reported	Recast	Variance	As Reported	Recast	Variance	As Reported	Recast	Variance	As Reported	Recast	Variance	As Reported	Recast	Variance
Net Revenue by Global Segment: (1)
Large Enterprise	$4,477	$4,587	$110	$4,584	$4,677	$93	$4,487	$4,540	$53	$4,909	$4,982	$73	$18,457	$18,786	$329
Public	3,767	3,621	(146)	4,457	4,329	(128)	4,375	4,287	(88)	3,949	3,833	(116)	16,548	16,070	(478)
Small and Medium Business	3,768	3,355	(413)	3,709	3,306	(403)	3,712	3,326	(386)	3,977	3,560	(417)	15,166	13,547	(1,619)
Consumer	3,005	3,454	449	2,908	3,346	438	2,791	3,212	421	3,196	3,656	460	11,900	13,668	1,768
Consolidated net revenue	$15,017	$15,017	$—	$15,658	$15,658	$—	$15,365	$15,365	$—	$16,031	$16,031	$—	$62,071	$62,071	$—

Percentage of Total Net Revenue: (1)
Large Enterprise	30%	31%	1%	29%	30%	1%	29%	29%	—	30%	31%	1%	30%	30%	—
Public	25%	24%	-1%	28%	28%	—	29%	28%	-1%	25%	24%	-1%	27%	26%	-1%
Small and Medium Business	25%	22%	-3%	24%	21%	-3%	24%	22%	-2%	25%	22%	-3%	24%	22%	-2%
Consumer	20%	23%	3%	19%	21%	2%	18%	21%	3%	20%	23%	3%	19%	22%	3%

Consolidated Operating Income: (1)
Large Enterprise	$504	$516	$12	$448	$460	$12	$441	$446	$5	$461	$467	$6	$1,854	$1,889	$35
Public	370	352	(18)	484	466	(18)	463	454	(9)	327	312	(15)	1,644	1,584	(60)
Small and Medium Business	463	435	(28)	404	380	(24)	386	367	(19)	412	399	(13)	1,665	1,581	(84)
Consumer	136	170	34	73	103	30	76	99	23	39	61	22	324	433	109
Segment operating income	$1,473	$1,473	$—	$1,409	$1,409	$—	$1,366	$1,366	$—	$1,239	$1,239	$—	$5,487	$5,487	$—

(1) In the first quarter of Fiscal 2013, Dell made certain segment realignments in order to conform to the way Dell now internally manages segment performance. These realignments affected all of Dell's operating segments, but primarily consisted of the transfer of small office business customers from the Small and Medium Business segment to the Consumer Segment. Dell has recast prior period amounts to provide visibility and comparability. None of these changes impacts Dell's previously reported consolidated net revenue, gross margin, operating income, net income, or earnings per share.

CONTACT:
Dell
Media Contacts: 512-728-4100
David Frink, 512-728-2678
david_frink@dell.com
or
Jess Blackburn, 512-728-8295
jess_blackburn@dell.com
or
Investor Relations Contacts:
Robert Williams, 512-728-7570
robert_williams@dell.com
or
David Mehok, 512-728-4225
david_mehok@dell.com